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                                                                    EXHIBIT 23.2

                        Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference in the Registration Statement (Form S-8) and related prospectus of Trinity Industries, Inc. pertaining to the registration of 167,800 shares of common stock of our report dated March 13, 2002 with respect to the consolidated financial statements of Trinity Industries, Inc. included in its Transition Report (Form 10-K) for the nine-months ended December 31, 2001, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Dallas, Texas
April 4, 2002